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                                                                    Exhibit 3.4

                            CERTIFICATE OF FORMATION
                            ------------------------

                                       OF

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC



     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

     FIRST:    The name of the limited liability company is Insight
Communications of Central Ohio, LLC (hereinafter called the "limited liability company");

     SECOND:   The address of the registered office and the name and address of the registered agent of the limited liability company for service of process, required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Executed on July 23, 1998

                                    /s/ Barry A. Cassell
                                    -----------------------------
                                    Barry A. Cassell, Esq.
                                    Sole Organizer
                                    Cooperman Levitt Winikoff
                                          Lester & Newman, P.C.
                                    800 Third Avenue
                                    New York, New York 10022